June 16, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington,  DC 20549

Re:    Capital Southwest Corporation

File No. 814-00061

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Capital Southwest Corporation dated June 16, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP